Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES OPERATIONAL UPDATE, FISCAL YEAR 2014 PRODUCTION AND FINANCIAL GUIDANCE FOR ALL BUSINESS SEGMENTS, AND ANNOUNCES UPDATES TO EXECUTIVE MANAGEMENT

DENVER — February 14, 2013 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update, fiscal 2014 production and financial guidance for its E&P segment, RockPile Energy Services and Caliber Midstream, and announces updates to its executive management team.

Additions and Updates to Executive Management Team

•                  Dr. Peter Hill transitions from Executive Chairman to Non-Executive Chairman of the Board; remains fully engaged and committed to Triangle over the long-term

•                  Jonathan Samuels remains President and Chief Executive Officer

•                  Justin Bliffen, previously Executive Vice President of Corporate Finance, named Chief Financial Officer and Principal Financial Officer

•                  Joseph Feiten, previously Chief Financial Officer and Principal Accounting Officer, remains Principal Accounting Officer

Results of Previously Issued Guidance

•                  Exited Q4 fiscal 2013 (Jan. 31, 2013 EOY) with net produced volumes estimated at 3,300 Boepd (2,800 Boepd sold volumes), using a 21-day average, above the high-end of the guidance range of 2,600 — 3,200 Boepd

•                  Estimated Q4 produced volumes averaged 2,250 Boepd (1,950 Boepd sold volumes)

•                  Estimated total Q4 produced volumes of 205 Mboe (180 Mboe sold volumes)

Fiscal Year 2014 Financial and Production Guidance

•                  Q4 fiscal 2014 (Jan. 31, 2014 EOY) sold production volumes of 360 - 375 Mboe (+100% y/y), and FY sold production volumes of 1,200 — 1,350 Mboe (+170% y/y)

FY 2014(1)	Revenue	EBITDA(2)	Comments
E&P	$95 - $105	$60 - $70	Based on previously announced budget
RockPile	$168 - $185	$32 - $39	Stand-alone basis
Caliber	$5.8 - $6.5	$4.1 - $4.7	Represents Triangle’s 30% ownership
Total	$269 - $296	$96 - $114

*Dollars in U.S. millions

Q4 FY 2014(1)	Revenue	EBITDA(2)	Comments
E&P	$27 - $30	$17 - $20	Based on previously announced budget
RockPile	$51 - $57	$10 - $12	Stand-alone basis
Caliber	$2.0 - $2.5	$1.5 - $2.0	Represents Triangle’s 30% ownership
Total	$80 - $90	$29 - $34

*Dollars in U.S. millions

Q4 Annualized(1)	Revenue	EBITDA(2)	Comments
E&P	$108 - $120	$68 - $80	Based on previously announced budget
RockPile	$204 - $228	$40 - $48	Stand-alone basis
Caliber	$8.0 - $10.0	$6.0 - $8.0	Represents Triangle’s 30% ownership
Total	$320 - $358	$114 - $136

*Dollars in U.S. millions

•                  Guidance assumptions based on (1) realized oil price of $80.00 per barrel, (2) at least 160 rigs operating in the Bakken, and (3) stable commodity input prices (e.g. guar, proppant)

•                  Audited financial statements for RockPile Energy Services and Caliber Midstream available starting Q2 fiscal 2014

Operational Update

•                  Triangle E&P operating two-rig drilling program in McKenzie and Williams Counties

•                  Through acreage swaps and acquisitions secured 2,850 operated acres in Q4 fiscal 2013, taking operated core acreage to approximately 20,000 net acres

•                  RockPile Energy Services (RPES) Q4 fiscal 2013 unconsolidated revenue of approximately $25 million (approximately $9 million consolidated revenue)

•                  Includes four completion jobs performed for third-party operators

•                  Current backlog of 14 wells in Q1, including nine jobs for third-party operators

•                  When backlog completed, RPES will have completed 17 Triangle operated wells and 11 third-party operated wells for three of the top five Bakken operators by rig count

•                  Second pressure pumping spread expected to be operational in Q2

•                  Expanding into cased hole wireline services; expected to be operational in Q2

•                  In final negotiations for $20 million credit facility with anticipated proceeds to fund the second pressure pumping spread and working capital

•                  All growth funded by expected RPES credit facility and previously announced and budgeted $5 million equity investment by Triangle

•                  Caliber Midstream (CLBR) generated first company revenues in Q4 fiscal 2013

•                  Salt water disposal: recently commenced disposal operations

•                  Fresh water: pipeline system scheduled for operations in February 2013

•                  Crude oil: currently setting gathering lines and processing facilities with anticipated Q2 in-service date

•                  Natural gas: agreement in place for trunk line tap with anticipated Q3 in-service date

•                  Build out of team underway; pursuing third-party opportunities

Liquidity and Risk Management

•                  As of January 31, 2013, Triangle USA senior credit facility borrowing base redetermined at $75 million, and $25 million drawn

•                  As of January 31, 2013, cash position of approximately $32 million

•                  Increased hedge program: currently at approximately 1,600 Bopd for calendar year 2013

	Instrument	Weighted Avg.	Weighted Avg.	Weighted Avg.
Period	Type	Daily Volumes	Floor	Ceiling	Index
2013	Collar	1,632	$86.94	$102.15	NYMEX
2014	Collar	750	$81.67	$100.63	NYMEX

Conference Call Information

As previously announced, Triangle will host a conference call today, February 14, 2013, at 8:30 AM MST (10:30 AM EST) to provide an operational update and fiscal 2014 financial guidance. Interested parties may dial-in using the conference call number (866) 272-9941 (participant passcode # 74392582). International parties may dial-in using (617) 213-8895 (participant passcode # 74392582). A recording of the conference call will be available through February 21, 2013, at (888) 286-8010 (participant passcode # 67247154). For international participants, the encore dial-in number is (617) 801-6888 (participant passcode # 67247154).

About Triangle

Triangle (NYSE MKT: TPLM) is a growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. Triangle has acquired approximately 86,000 net acres in the Williston Basin. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Forward-Looking Statements Disclosure

Certain statements in this press release regarding strategic plans, expectations and objectives for future operations or results are “forward-looking statements” as defined by the Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in the Company’s annual report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission.  Factors that could cause differences include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration; changes in estimates of proved reserves; substantial capital requirements and inability to access additional capital; reductions in the borrowing base under the Company’s credit facility; reallocations or reductions in the fiscal 2014 capital budget; inability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; results of acquisitions; relationships with partners and service providers; inability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company’s oil and natural gas interests; inability to manage growth in the Company’s businesses, including RPES and CLBR; changes in the Company’s executive management team; inability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; future production and development costs; inability to market and distribute oil and natural gas produced; inability to meet financial and production guidance; inability to close the anticipated RPES credit facility; cancellation of expected RPES completion jobs by third-party operators; lack of funding or operations delays for RPES’ second pressure pumping spread or cased hole wireline services; delays or complications in CLBR’s construction operations; CLBR’s inability to secure third party contracts; seasonal weather conditions; government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations; aboriginal claims; uninsured or underinsured risks; the effect of the Company’s commodity derivative instruments and hedging program; and a material weakness in internal accounting controls.  The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Use of Segment Information and Non-GAAP Measures

(1)         The Company projects revenue ranges for each of Triangle’s three segments of operation in fiscal year 2014.  Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those unconsolidated revenues differs from Triangle’s consolidated revenues for the corresponding reporting period.  The projected Caliber revenues in the Tables represent 30% of the Caliber partnership’s revenues because Triangle currently owns 30% of the partnership.  Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RockPile services to Triangle’s E&P segment) and would reflect Triangle’s equity share of Caliber income (loss) rather than a 30% share of the Caliber partnership’s revenues.

Triangle has presented ranges of anticipated revenue by segment because Triangle regularly reviews segment revenue as a measure of each segment’s operating performance.  Triangle also believes that unconsolidated segment revenue assists investors in measuring RockPile’s performance as a stand-alone company without eliminating, on a consolidated basis, certain revenues attributable to completion services for Triangle’s economic interests in new wells operated by Triangle.

(2)         EBITDA represents income before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented ranges of anticipated EBITDA, by segment, because it regularly reviews EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, which can vary significantly depending upon many factors.  Most of Triangle’s consolidated interest expense relates to debt of the consolidated parent.

The total of EBITDA by segment is not indicative of Triangle’s consolidated EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) the aforementioned intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The EBITDA measures presented in the Tables may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA. Net income before income taxes in fiscal 2014 will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

Contact

Triangle Petroleum Corporation
Mike Grijalva, VP of Capital Markets
303-260-7125
info@trianglepetroleum.com